VSE Corporation Announces Second Quarter 2025 Results
Record Revenue and Record Profitability
Reaffirms 2025 Revenue Guidance and Increases Aviation Adjusted EBITDA Margin Guidance

MIRAMAR, FLORIDA, July 30, 2025 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aftermarket distribution and repair services, announced today results for the second quarter 2025.

SECOND QUARTER 2025 RESULTS(1)
(As compared to the Second Quarter 2024)

▪Total Revenues of $272.1 million increased 41.1%
▪GAAP Net Income(2) of $13.6 million
▪GAAP EPS (Diluted)(2) of $0.66
▪Adjusted EBITDA(3) of $43.5 million increased 51.9%
▪Adjusted Net Income(3) of $20.1 million increased 149.1%
▪Adjusted EPS (Diluted)(3) of $0.97 increased 106.4%

1 From continuing operations
2 Percentage change is not meaningful (NM)
3 Non-GAAP measure. See additional information at the end of this release regarding non-GAAP financial measures

MANAGEMENT COMMENTARY
"VSE delivered record revenue and profitability in the second quarter, underscoring the strength of our aviation-focused strategy and the continued momentum of our business transformation," said John Cuomo, President and CEO of VSE Corporation. "This quarter was marked by significant progress, including the divestiture of our Fleet segment and the acquisition of Turbine Weld Industries, a highly specialized MRO service provider for complex engine components. These strategic actions, combined with the ongoing integration of recent acquisitions, have sharpened our focus, expanded our capabilities, and strengthened our position in the high-growth, high-margin aviation aftermarket.”

Mr. Cuomo continued, "Our team continues to perform at a high level, delivering strong year-over-year sales growth and margin expansion, supported by robust end-market demand. Both our distribution and MRO businesses achieved record sales and profitability during the quarter, and we remain well-positioned to sustain this momentum as we enter the second half of the year."

"VSE’s second quarter results reflect continued operational discipline and strategic execution, with double-digit revenue growth, record margins, and positive free cash flow," said Adam Cohn, Chief Financial Officer of VSE Corporation. "Looking ahead, we are focused on driving improved free cash flow generation, optimizing our cost structure to support the streamlined aviation platform, and completing post-divestiture transition efforts."

SECOND QUARTER SEGMENT RESULTS
Aviation segment revenue increased 41.1% year-over-year to a record $272.1 million in the second quarter of 2025. The year-over-year revenue improvement was attributable to strong execution of new and existing distribution awards, the addition of new product lines and repair capabilities, and contributions from recent acquisitions, supported by solid end-market demand. Aviation distribution and MRO revenue increased 50.4% and 27.3%, respectively, in the second quarter of 2025, versus the prior-year period. The Aviation segment reported operating income of $35.1 million in the second quarter, compared to $24.5 million in the same period of 2024. Segment Adjusted EBITDA increased by 47.7% in the second quarter to a record $46.5 million, versus $31.5 million in the prior-year period. Adjusted EBITDA margin was 17.1%, an increase of approximately 80 basis points versus the prior-year period.

FINANCIAL RESOURCES AND LIQUIDITY
The Company generated $12 million of operating cash flow and $6 million of free cash flow in the second quarter of 2025. As of June 30, 2025, the Company had $333 million in cash and unused commitment availability under its $400 million revolving credit facility maturing in 2030. As of June 30, 2025, VSE had a total net debt outstanding of $362 million. Adjusted net leverage was approximately 2.2x as of the end of the second quarter.

GUIDANCE
VSE is reaffirming full-year 2025 revenue growth and increasing Aviation Adjusted EBITDA margin guidance to the high-end of the previously provided range:
•Full-year 2025 revenue growth is expected to be 35% to 40%, as compared to the prior year, to reflect both current business performance and current year contributions from the TCI and Kellstrom acquisitions.
•Aviation segment full-year 2025 Adjusted EBITDA margin is now expected to be between 16.5% to 17%, an increase from the previous guidance range of 16% to 17%.
•Guidance does not assume further tariff escalation or a global recession.

SECOND QUARTER RESULTS

	Three months ended June 30,			Six months ended June 30,
(in thousands, except per share data)	2025	2024	% Change	2025	2024	% Change
Revenues	$272,139	$192,828	41.1%	$528,184	$355,211	48.7%
Operating income	$22,513	$2,602	765.2%	$47,017	$18,245	157.7%
Net income (loss) from continuing operations	$13,638	$(5,288)	NM	$27,606	$254	NM
EPS (Diluted)	$0.66	$(0.31)	NM	$1.33	$0.01	NM

SECOND QUARTER SEGMENT RESULTS

Following the divestiture of the Fleet segment, the Company operates under a single reportable operating segment. The reconciliation below provides transitional disclosure of Aviation's results for the three and six months ended June 30, 2025 and 2024 to support comparability with prior period disclosures.

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenues:
Aviation	$272,139	$192,828	41.1%	$528,184	$355,211	48.7%

Operating income:
Operating income	$22,513	$2,602	765.2%	$47,017	$18,245	157.7%
Unallocated corporate costs	$12,559	$21,866	(42.6)%	$19,579	$28,533	(31.4)%
Aviation	$35,072	$24,468	43.3%	$66,596	$46,778	42.4%

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles ("GAAP"), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION

Adjusted Net Income from Continuing Operations and Adjusted EPS

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Net income (loss) from continuing operations	$13,638	$(5,288)	NM	$27,606	$254	NM
Adjustments to income from continuing operations:
Acquisition, integration and restructuring costs	1,832	1,099	66.7%	4,697	3,283	43.1%
Lease abandonment costs	—	12,857	(100.0)%	—	12,857	(100.0)%
Divestiture-related restructuring costs	432	3,861	(88.8)%	495	3,861	(87.2)%
Earn-out adjustment	5,900	—	—%	5,900	—	—%
Debt issuance costs	491	—	—%	491	—	—%
	22,293	12,529	77.9%	39,189	20,255	93.5%
Tax impact of adjusted items	(2,159)	(4,445)	(51.4)%	(2,890)	(4,990)	(42.1)%
Adjusted net income from continuing operations	$20,134	$8,084	149.1%	$36,299	$15,265	137.8%
Weighted average dilutive shares	20,731	17,202	20.5%	20,736	16,571	25.1%
Adjusted EPS (Diluted)	$0.97	$0.47	106.4%	$1.75	$0.92	90.2%

EBITDA and Adjusted EBITDA

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Net income (loss) from continuing operations	$13,638	$(5,288)	NM	$27,606	$254	NM
Interest expense	6,445	9,826	(34.4)%	14,384	19,016	(24.4)%
Income taxes	2,430	(1,936)	NM	5,027	(1,025)	NM
Amortization of intangible assets	6,487	4,329	49.8%	12,621	7,679	64.4%
Depreciation and other amortization	3,147	1,753	79.5%	6,187	3,514	76.1%
EBITDA	32,147	8,684	270.2%	65,825	29,438	123.6%
Acquisition, integration and restructuring costs	1,832	1,099	66.7%	4,697	3,283	43.1%
Lease abandonment costs	—	12,857	(100.0)%	—	12,857	(100.0)%
Divestiture-related restructuring costs	432	3,861	(88.8)%	495	3,861	(87.2)%
Earn-out adjustment	5,900	—	—%	5,900	—	—%
Stock-based compensation	3,141	2,111	48.8%	6,888	4,387	57.0%
Adjusted EBITDA	$43,452	$28,612	51.9%	$83,805	$53,826	55.7%

Adjusted EBITDA Summary
(in thousands)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Aviation	$46,522	$31,488	47.7%	$89,847	$59,915	50.0%
Adjusted unallocated corporate costs (1)	(3,070)	(2,876)	6.7%	(6,042)	(6,089)	(0.8)%
Adjusted EBITDA	$43,452	$28,612	51.9%	$83,805	$53,826	55.7%

(1) Includes certain adjustments not directly attributable to the Aviation segment.

Segment EBITDA and Adjusted EBITDA

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Aviation
Operating income	$35,072	$24,468	43.3%	$66,596	$46,778	42.4%
Depreciation and amortization	9,626	6,034	59.5%	18,792	10,968	71.3%
EBITDA	44,698	30,502	46.5%	85,388	57,746	47.9%
Acquisition, integration and restructuring costs	556	474	17.3%	1,900	909	109.0%
Stock-based compensation	1,268	512	147.7%	2,559	1,260	103.1%
Adjusted EBITDA	$46,522	$31,488	47.7%	$89,847	$59,915	50.0%

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Corporate
Unallocated corporate costs	$12,559	21,866	(42.6)%	19,579	28,533	(31.4)%
Depreciation and amortization	(8)	(48)	(83.3)%	(16)	(225)	(92.9)%
EBITDA	12,551	21,818	(42.5)%	19,563	28,308	(30.9)%
Acquisition, integration and restructuring costs	(1,276)	(625)	104.2%	(2,797)	(2,374)	17.8%
Lease abandonment costs	—	(12,857)	(100.0)%	—	(12,857)	(100.0)%
Divestiture-related restructuring costs	(432)	(3,861)	(88.8)%	(495)	(3,861)	(87.2)%
Earn-out adjustment	(5,900)	—	—%	(5,900)	—	—%
Stock-based compensation	(1,873)	(1,599)	17.1%	(4,329)	(3,127)	38.4%
Adjusted unallocated corporate costs	$3,070	$2,876	6.7%	$6,042	$6,089	(0.8)%

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$11,891	$(17,528)	$(34,741)	$(96,588)
Capital expenditures	(5,589)	(3,945)	(8,464)	(11,674)
Free cash flow	$6,302	$(21,473)	$(43,205)	$(108,262)

Net Debt

(in thousands)	June 30, 2025	December 31, 2024
Principal amount of debt	$383,000	$432,500
Debt issuance costs	(3,844)	(2,327)
Cash and cash equivalents	(16,906)	(29,030)
Net Debt	$362,250	$401,143

Net Leverage Ratio

($ in thousands)	June 30, 2025		December 31, 2024
Net Debt	$362,250		$401,143
TTM Adjusted EBITDA (1)	$147,003		$136,294
Net Leverage Ratio	2.5	x	2.9	x

TTM Acquisition Adjusted EBITDA (2)	$162,287		$158,752
Adjusted Net Leverage Ratio	2.2	x	2.5	x
(1) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve (12) month period. TTM Adjusted EBITDA and Cash and cash equivalents for the period ended December 31, 2024 only do not include any adjustment to reclassify amounts from the Fleet segment.
(2) TTM Acquisition Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. The Company considers Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, Acquisition Adjusted EBITDA, TTM Adjusted EBITDA, TTM Acquisition Adjusted EBITDA, Adjusted unallocated corporate costs, net debt, adjusted net leverage ratio and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate the business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs, other discrete items, and related tax impact. Management believes these acquisition-related costs and other discrete items provide useful information about nonrecurring costs and benefits to help users meaningfully evaluate and compare the Company's quarterly and year-to-date performance against prior periods. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Management believes EBITDA provides useful information about the Company's operating performance as it isolates non-cash depreciation and amortization charges as well as interest expense and income taxes, which are non-operating items. Adjusted EBITDA represents EBITDA (as defined above) adjusted for non-cash stock-based compensation and discrete items as identified above. Acquisition Adjusted EBITDA represents Adjusted EBITDA plus the pre-acquisition portion of EBITDA for the trailing twelve months. TTM Adjusted EBITDA represents Adjusted EBITDA as defined above for the trailing twelve months. TTM Acquisition Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results. Adjusted unallocated corporate costs represents Unallocated corporate costs before depreciation and other amortization, adjusted for non-cash stock-based compensation and discrete items as identified above. Net debt is defined as principal amount of debt less debt issuance costs and less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures. Adjusted Net leverage ratio is calculated as net debt divided by trailing twelve month Acquisition Adjusted EBITDA.

The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Thursday, July 31, 2025 at 8:30 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

An audio webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Participants who will be dialing in for the conference call should register to obtain their dial in and passcode details. Participants may pre-register at any time. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

ABOUT VSE CORPORATION

VSE is a leading provider of Aviation distribution and repair services for the commercial and business and general aviation (BG&A) aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers' high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and BG&A operators. For more detailed information, please visit VSE's website at www.vsecorp.com.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission ("SEC") on or about July 31, 2025 for more details on the Company's second quarter 2025 results. Also, refer to VSE’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent the Company's expectations or beliefs, including, but not limited to, statements concerning the Company's operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in the Company's reports filed or expected to be filed with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings made with the SEC. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com

VSE Corporation and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$16,906	$29,505
Receivables (net of allowance of $4.8 million and $4.1 million, respectively)	183,208	158,104
Contract assets	34,043	29,960
Inventories	463,216	434,059
Prepaid expenses and other current assets	56,246	30,899
Current assets held-for-sale	—	282,820
Total current assets	753,619	965,347
Property and equipment (net of accumulated depreciation of $27.1 million and $21.3 million, respectively)	80,243	71,041
Intangible assets (net of accumulated amortization of $86.8 million and $82.7 million, respectively)	208,536	197,157
Goodwill	428,665	428,263
Operating lease right-of-use asset	43,748	43,225
Note receivable	25,000	—
Earn-out receivable	23,300	—
Other assets	38,916	37,597
Total assets	$1,602,027	$1,742,630

Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$7,500	$30,000
Accounts payable	140,465	145,492
Accrued expenses and other current liabilities	52,012	52,749
Dividends payable	2,068	2,059
Current liabilities held-for-sale	—	68,200
Total current liabilities	202,045	298,500
Long-term debt, less current portion	371,656	400,173
Deferred compensation	7,540	7,262
Long-term operating lease obligations	38,259	39,498
Other long-term liabilities	3,000	9,011
Total liabilities	622,500	754,444
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.05 per share, authorized 44,000,000 shares; issued and outstanding 20,676,320 and 20,590,496, respectively	1,034	1,030
Additional paid-in capital	595,001	591,600
Retained earnings	382,572	392,484
Accumulated other comprehensive income	920	3,072
Total stockholders' equity	979,527	988,186
Total liabilities and stockholders' equity	$1,602,027	$1,742,630

VSE Corporation and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues:
Products	$173,603	$115,448	$334,154	$223,471
Services	98,536	77,380	194,030	131,740
Total revenues	272,139	192,828	528,184	355,211

Costs and operating expenses:
Products	144,828	96,624	281,695	189,285
Services	89,795	72,636	176,024	120,440
Selling, general and administrative expenses	8,516	3,780	10,827	6,705
Lease abandonment costs	—	12,857	—	12,857
Amortization of intangible assets	6,487	4,329	12,621	7,679
Total costs and operating expenses	249,626	190,226	481,167	336,966
Operating income	22,513	2,602	47,017	18,245

Interest expense, net	6,445	9,826	14,384	19,016
Income (loss) from continuing operations before income taxes	16,068	(7,224)	32,633	(771)
Provision (benefit) for income taxes	2,430	(1,936)	5,027	(1,025)
Net income (loss) from continuing operations	13,638	(5,288)	27,606	254
(Loss) income from discontinued operations, net of tax	(10,441)	2,511	(33,382)	(9,642)
Net income (loss)	$3,197	$(2,777)	$(5,776)	$(9,388)

Earnings (loss) per share:
Basic
Continuing operations	$0.66	$(0.31)	$1.34	$0.02
Discontinued operations	(0.51)	0.15	(1.62)	(0.59)
	$0.15	$(0.16)	$(0.28)	$(0.57)

Diluted
Continuing operations	$0.66	$(0.31)	$1.33	$0.01
Discontinued operations	(0.50)	0.15	(1.61)	(0.58)
	$0.16	$(0.16)	$(0.28)	$(0.57)

Weighted average shares outstanding:
Basic	20,670,239	17,152,661	20,644,215	16,468,288
Diluted	20,731,397	17,202,115	20,735,979	16,571,033

Dividends declared per share	$0.10	$0.10	$0.20	$0.20

VSE Corporation and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2025	2024
	(a)	(a)
Cash flows from operating activities:
Net loss	$(5,776)	$(9,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,540	12,868
Amortization of debt issuance cost	1,067	665
Deferred taxes	(3,474)	(6,925)
Stock-based compensation	6,663	4,812
Impairment and loss on sale of business segments	47,203	16,867
Loss on sale of property and equipment	10	421
Lease abandonment costs	—	12,857
Earn-out receivable adjustment	5,900	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(30,051)	(38,292)
Contract assets	(2,969)	6,240
Inventories	(25,478)	(25,408)
Prepaid expenses and other current assets and other assets	(26,144)	(14,584)
Operating lease assets and liabilities, net	(1,573)	(362)
Accounts payable and deferred compensation	(13,724)	(47,047)
Accrued expenses and other liabilities	(5,935)	(9,312)
Net cash used in operating activities	(34,741)	(96,588)
Cash flows from investing activities:
Purchases of property and equipment	(8,464)	(11,674)
Proceeds from the sale of business segments, net of cash divested	138,816	42,118
Cash paid for acquisitions, net of cash acquired	(47,739)	(112,264)
Net cash provided by (used in) investing activities	82,613	(81,820)
Cash flows from financing activities:
Borrowings on bank credit facilities	624,881	419,881
Repayments on bank credit facilities	(674,381)	(386,381)
Proceeds from issuance of common stock	463	161,692
Payment of debt financing costs	(2,584)	—
Payment of taxes for equity transactions	(4,248)	(2,545)
Dividends paid	(4,127)	(3,176)
Net cash (used in) provided by financing activities	(59,996)	189,471
Net (decrease) increase in cash and cash equivalents	(12,124)	11,063
Cash and cash equivalents, beginning of period	29,030	7,930
Cash and cash equivalents, end of period	$16,906	$18,993

Supplemental disclosure of noncash investing and financing activities:
Note receivable from the sale of business segment	$25,000	$—
Earn-out receivable from the sale of business segment	$29,200	$—

(a) The cash flows related to discontinued operations and held-for-sale assets and liabilities have not been segregated, and remain included in the major classes of assets and liabilities. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.